SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (date of earliest event reported): November 5, 2015

WAUSAU PAPER CORP.
(Exact name of registrant as specified in its charter)

WISCONSIN	0-13923	39-0690900
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

100 PAPER PLACE
MOSINEE, WI 54455-9099
(Address of principal executive offices, including Zip Code)

(715) 693-4470
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 – Financial Information

Item 2.02.

Results of Operations and Financial Condition

On November 5, 2015, the Company reported net earnings from continuing operations of $1.7 million, or $0.03 per share, for the third quarter ended September 30, 2015, as compared to a net loss from continuing operations of $9.2 million, or $0.18 per share, for the third quarter of 2014.  Net sales for the third quarter were $95.4 million, which were flat in comparison to net sales of $95.4 million for the third quarter of 2014.

A copy of the news release is furnished as Exhibit 99.1 to this report.*

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 99.1*

News release dated November 5, 2015

*

This exhibit is furnished pursuant to Item 2.02 and shall not be deemed to have been filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or Securities Exchange Act of 1934 unless expressly so provided by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Forward-looking statements are those that use terms such as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” “predict,” “potential,” and similar expressions. Forward-looking statements contained in this and other written and oral reports are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors.

The Company’s forward-looking statements are subject to risks and uncertainties and are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those envisaged by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement that the Company recently entered into and announced in a Current Report on Form 8-K that was filed with the Securities and Exchange Commission (“SEC”) on October 13, 2015 (the “Proposed Merger”); the outcome of any legal proceedings that may be instituted against the Company related to the Proposed Merger; the inability to complete the Proposed Merger due to the failure to obtain the required vote for the Proposed Merger or the failure to satisfy other conditions to completion of the Proposed Merger, including the receipt of all regulatory approvals related to the transaction; the disruption of management’s attention from the Company’s ongoing business operations due to the Proposed Merger; the effect of the announcement of the Proposed Merger on the Company’s relationships with its customers, operating results and business generally; the effects of local and national economic, credit and capital market conditions; and other risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The statements made herein are made as of the date of this disclosure and the Company undertakes no obligation to update them, whether as a result of new information, future developments or otherwise.

Participants in Solicitation

The Company, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies in respect to a special meeting of shareholders that will be called in order to approve the Proposed Merger.  Information regarding the Company’s directors and executive officers is available in its proxy statement filed with the SEC on March 2, 2015. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available).  These documents can be obtained free of charge from the sources indicated above.

Additional Information and Where to Find It

In connection with the Proposed Merger, the Company will file a proxy statement with the SEC. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED TRANSACTION.  Shareholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by the Company at the SEC’s web site at www.sec.gov.  Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, from the Company’s website, wausaupaper.com, under the heading “Investors—SEC Filings” or by contacting the Company’s Investor Relations representative at 715-692-2056 or ir@wausaupaper.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  November 5, 2015

By:  SHERRI L. LEMMER

Sherri L. Lemmer

Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

to

FORM 8-K

of

WAUSAU PAPER CORP.

dated November 5, 2015

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. §232.102(d))

99.1*

News release dated November 5, 2015

*

This exhibit is furnished pursuant to Item 2.02 and shall not be deemed to have been filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or Securities Exchange Act of 1934 unless expressly so provided by specific reference in such filing.